Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	April 30, 2021		716-687-4225

MOOG REPORTS SECOND QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the second quarter ended April 3, 2021.

Second Quarter Highlights

▪    Sales of $736 million were down 4% from a year ago;
▪    Diluted earnings per share of $1.51 were up 2% from a year ago;
▪    Diluted earnings per share includes a one-time pension curtailment gain of $0.18;
▪    Operating margins of 9.8% were down from 11.0% a year ago;
▪    Effective tax rate of 21.6% compared to 19.2% a year ago; and
▪    $43 million cash flow from operating activities, up 12% from a year ago.

Fiscal 2021 Outlook

The company is providing projections for fiscal year 2021.

▪    Forecast sales of $2.84 billion;
▪    Forecast diluted earnings per share of $5.00, plus or minus $0.20;
▪    Forecast full year operating margins of 9.9%;
▪    Forecast tax rate of 24.0%; and
▪    Forecast $302 million cash flow from operating activities.

Segment Results

Aircraft Controls segment revenues in the quarter were $304 million, down 11% year over year. Military aircraft sales were $202 million, 15% higher than a year ago. Military OEM sales increased 33%, to $153 million, tied to very strong funded development programs and higher F-35 Joint Strike Fighter sales. Military aftermarket sales were down 20%, at $48 million, on weaker activity across the portfolio.

Commercial aircraft revenues were $103 million, 38% lower than last year’s second quarter. Sales to commercial OEM customers were down 39%, as wide body production at Boeing and Airbus were below last year’s levels. Commercial aftermarket repair and overhaul revenues decreased 34%.

In the quarter, Space and Defense segment revenues were $206 million, an increase of 7% year over year. Space sales were up 19%, to $88 million, the result of increased sales for NASA programs and integrated space vehicle products. Defense sales were mostly unchanged at $118 million. Lower sales of missile steering controls and security applications were offset by increases in sales of military vehicle and naval application products.

Exhibit 99.1
Industrial Systems segment sales in the quarter were $226 million, down 2% from a year ago. Energy product sales were down 23%, the result of a delays in offshore exploration activity. Simulation and test product sales were off 23%, tied to reduced demand for flight simulation pilot training products. Medical product sales increased 7%, to $67 million, tied to higher enteral feeding pump sales. Sales of products for industrial automation applications were up 5% but unchanged after allowing for foreign exchange movements.

Consolidated 12-month backlog was $1.9 billion, up 5% from a year ago.

“We are pleased with our performance in the first half of the year and looking forward to repeating that performance in the second half,” said John Scannell, Chairman and CEO. “We are reinstating guidance today after a 12-month hiatus. The second half of fiscal 2021 will mirror the first half, resulting in full year sales of $2.84 billion and full year earnings per share of $5.00, plus or minus $0.20. Our businesses continue to operate effectively, despite on-going COVID impositions. Market diversity and financial prudence have guided us through the last 12 months and will continue to be the core of our business going forward.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call.

Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Exhibit 99.1
Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

COVID-19 Pandemic Risks
•We face various risks related to health pandemics such as the global COVID-19 pandemic, which may have material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

Strategic Risks
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
•Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

Market Condition Risks
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

Operational Risks
•Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

Financial Risks
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

Legal and Compliance Risks
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

Exhibit 99.1
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
•Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

General Risks
•The United Kingdom's decision to exit the European Union may result in short-term and long-term adverse impacts on our results of operations;
•Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net sales	$736,402	$765,277	$1,420,356	$1,520,120
Cost of sales	536,493	557,223	1,030,804	1,100,809
Gross profit	199,909	208,054	389,552	419,311
Research and development	30,453	26,688	58,461	54,896
Selling, general and administrative	105,131	107,251	204,734	205,618
Interest	8,629	10,251	17,049	20,483
Other	(6,432)	2,333	(3,191)	9,879
Earnings before income taxes	62,128	61,531	112,499	128,435
Income taxes	13,440	11,786	25,969	28,663
Net earnings	$48,688	$49,745	$86,530	$99,772

Net earnings per share
Basic	$1.51	$1.49	$2.69	$2.94
Diluted	$1.51	$1.48	$2.68	$2.91

Average common shares outstanding
Basic	32,146,247	33,434,420	32,110,365	33,972,635
Diluted	32,325,494	33,685,395	32,281,158	34,236,399

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net sales:
Aircraft Controls	$304,361	$341,407	$591,135	$681,361
Space and Defense Controls	206,168	193,010	394,330	379,250
Industrial Systems	225,873	230,860	434,891	459,509
Net sales	$736,402	$765,277	$1,420,356	$1,520,120
Operating profit:
Aircraft Controls	$22,018	$34,701	$49,940	$73,293
	7.2%	10.2%	8.4%	10.8%
Space and Defense Controls	26,652	24,652	49,698	49,934
	12.9%	12.8%	12.6%	13.2%
Industrial Systems	23,813	24,775	43,711	51,574
	10.5%	10.7%	10.1%	11.2%
Total operating profit	72,483	84,128	143,349	174,801
	9.8%	11.0%	10.1%	11.5%
Deductions from operating profit:
Interest expense	8,629	10,251	17,049	20,483
Equity-based compensation expense	2,127	890	4,629	3,271
Non-service pension (income) expense	(4,901)	3,598	(3,981)	7,199
Corporate and other expenses, net	4,500	7,858	13,153	15,413
Earnings before income taxes	$62,128	$61,531	$112,499	$128,435

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	April 3, 2021	October 3, 2020
ASSETS
Current assets
Cash and cash equivalents	$90,110	$84,583
Restricted cash	902	489
Receivables, net	922,092	855,535
Inventories, net	636,580	623,043
Prepaid expenses and other current assets	48,278	49,837
Total current assets	1,697,962	1,613,487
Property, plant and equipment, net	628,550	600,498
Operating lease right-of-use assets	65,410	68,393
Goodwill	860,239	821,856
Intangible assets, net	114,820	85,046
Deferred income taxes	18,808	18,924
Other assets	20,051	17,627
Total assets	$3,405,840	$3,225,831
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$71,652	$350
Accounts payable	175,061	176,868
Accrued compensation	99,223	109,510
Contract advances	256,080	203,338
Accrued liabilities and other	225,915	220,488
Total current liabilities	827,931	710,554
Long-term debt, excluding current installments	896,955	929,982
Long-term pension and retirement obligations	180,112	183,366
Deferred income taxes	48,778	40,474
Other long-term liabilities	113,607	118,372
Total liabilities	2,067,383	1,982,748
Shareholders’ equity
Common stock - Class A	43,802	43,799
Common stock - Class B	7,478	7,481
Additional paid-in capital	519,006	472,645
Retained earnings	2,183,218	2,112,734
Treasury shares	(1,000,389)	(990,783)
Stock Employee Compensation Trust	(85,034)	(64,242)
Supplemental Retirement Plan Trust	(70,047)	(53,098)
Accumulated other comprehensive loss	(259,577)	(285,453)
Total shareholders’ equity	1,338,457	1,243,083
Total liabilities and shareholders’ equity	$3,405,840	$3,225,831

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Six Months Ended
	April 3, 2021	March 28, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$86,530	$99,772
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	37,622	36,962
Amortization	6,436	6,676
Deferred income taxes	(1,187)	(1,346)
Equity-based compensation expense	4,629	3,271
Other	(3,115)	5,674
Changes in assets and liabilities providing (using) cash:
Receivables	(47,697)	(42,208)
Inventories	9,301	(49,467)
Accounts payable	(5,088)	(14,891)
Contract advances	51,349	46,468
Accrued expenses	(1,799)	(9,920)
Accrued income taxes	12,691	(14,040)
Net pension and post retirement liabilities	3,846	15,785
Other assets and liabilities	(16,151)	(2,032)
Net cash provided by operating activities	137,367	80,704
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(77,600)	(54,265)
Purchase of property, plant and equipment	(58,019)	(53,463)
Other investing transactions	1,895	(3,706)
Net cash used by investing activities	(133,724)	(111,434)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	503,200	829,000
Payments on revolving lines of credit	(467,700)	(758,500)
Proceeds from long-term debt	39,800	4,300
Payments on long-term debt	(39,903)	(4,300)
Proceeds from senior notes, net of issuance costs	—	491,769
Payments on senior notes	—	(300,000)
Payments on finance lease obligations	(1,042)	(412)
Payment of dividends	(16,046)	(17,049)
Proceeds from sale of treasury stock	4,230	3,199
Purchase of outstanding shares for treasury	(18,844)	(191,961)
Proceeds from sale of stock held by SECT	274	14,278
Purchase of stock held by SECT	(2,559)	(6,209)
Other financing transactions	—	(5,877)
Net cash provided by financing activities	1,410	58,238
Effect of exchange rate changes on cash	887	(791)
Increase in cash, cash equivalents and restricted cash	5,940	26,717
Cash, cash equivalents and restricted cash at beginning of period	85,072	92,548
Cash, cash equivalents and restricted cash at end of period	$91,012	$119,265